Exhibit 99.1

AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Amendment dated as of March 30, 2011 to Amended and Restated Shareholders Agreement by and among Da-Lite Screen Company, Inc., an Indiana corporation, (the “Company”) and shareholders thereof.

WHEREAS, the Company and shareholders thereof are parties to an Amended and Restated Shareholders Agreement dated as of May 18, 2010 (the “Existing Shareholder Agreement”) and desire to amend such agreement as provided herein; and

WHEREAS, concurrently with the effectiveness hereof the Company is entering into an Agreement and Plan of Merger dated as the date hereof (the “Merger Agreement”) by and among Milestone Holding Corporation, the Company, Milestone AV Technologies LLC, DLI Acquisition Corporation (“DLI”) and DL Shareholder Representative, LLC, pursuant to which the Company and DLI will merge and the shareholders of the Company will receive cash consideration as provided therein;

NOW, THEREFORE, it is hereby agreed that the Existing Agreement hereby is amended as provided below:

1.	Amendment to Section 8 of Existing Agreement. A new subsection (d) shall be added to Section 8 of the Existing Agreement reading as follows:

(d) Transactions Pursuant to the Merger Agreement. Notwithstanding any other provision of this Agreement, the transactions contemplated by the Merger Agreement dated as of March 30, 2011 by and among Milestone Holding Corporation, the Company, Milestone AV Technologies LLC, DLI Acquisition Corporation and DL Shareholder Representative LLC (the “Merger Agreement”), whether occurring prior to or after the date this provision was added to this Agreement, shall be deemed to be permitted by this Agreement. Without limiting the generality of the foregoing, (i) the Merger, the Voting Agreements and the Letters of Transmittal (each as defined in the Merger Agreement), to the extent they constitute Transfers, shall be permitted under the Agreement, without any rights of first refusal, any rights of any Non-Triggering Shareholders to purchase, or make an offer to purchase the Company, any requirement to determine that the price meets any specified levels, any other provisions of this Section 8 or Section 7, or any other rights or restrictions under this Agreement. Each Shareholder shall be required to enter a Letter of Transmittal in the form specified in the Merger Agreement and to make and deliver an Election (as defined in the Merger Agreement). The rights granted to Triggering Shareholders under clauses (i) through (iv) of Section 8 (b) shall be deemed to apply to all transactions contemplated by the Merger Agreement (without any requirement to meet any tax treatment or other requirements), and the Shareholders Representative shall be deemed to have all rights of Triggering Shareholders in connection with the transactions contemplated by the Merger Agreement.

2.	Effectiveness of Amendment. This Amendment to the Existing Agreement shall become effective upon execution and delivery of the Merger Agreement.

3.	Miscellaneous. The provisions of Sections 20, 21, 24 and 25 of the Existing Agreement shall be deemed to be incorporated into this Agreement as if fully set forth herein

IN WITNESS WHEREOF, the Company and shareholders holding at least 66- 2/3% in interest of all the issued and outstanding shares subject to the Existing Agreement.

DA-LITE SCREEN COMPANY, INC.

BY:	/s/ Richard E. Lundin
Richard E. Lundin, President

[Signature Page to Amendment to Amended and Restated Shareholder Agreement]

SHAREHOLDERS:

/s/ Wayne Kern

/s/ Wayne Kern, as Trustee of the Wayne Kern 2008 GRAT

/s/ Donna Kern

/s/ Donna Kern, as Trustee of the Donna Kern 2008 GRAT

/s/ Richar E. Lundin

/s/ James Cownie, as trustee of the James S. Cownie Revocable Trust

/s/ David J. Lundquist, as trustee of the David J. Lundquist Revocable Trust dated 11/19/2002

/s/ Nancy J. Hoak

/s/ James M. Hoak

/s/ James Hoak, as trustee of Nancy Hoak 2007 GRAT

/s/ David Walthall

/s/ Judith Loughran

/s/ Jerry C. Young

[Signature Page to Amendment to Amended and Restated Shareholder Agreement]